                                        ------------------------------
                                                  SALOMON BROTHERS INC
                                                  ------------------------------

                      SUPPLEMENT TO THE OFFER TO PURCHASE
                            DATED SEPTEMBER 10, 1996

                             RDS ACQUISITION INC.,
                          a Wholly Owned Subsidiary of
                               REVCO D.S., INC.,
           Has Increased the Price of its Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
            (Including the Associated Common Stock Purchase Rights)
                                       of
                                  BIG B, INC.
                                       TO
                              $17.25 NET PER SHARE

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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME,
          ON FRIDAY, NOVEMBER 15, 1996, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                October 29, 1996
To Brokers, Dealers, Commercial Banks,
  Trust Companies and other Nominees:

     We have been appointed by RDS Acquisition Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Revco D.S., Inc., a Delaware corporation, to act as the Dealer Manager in connection with its offer to purchase all outstanding shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Big B, Inc., an Alabama corporation (the "Company"), together with the associated Common Stock purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of September 23, 1996, as amended, between the Company and First National Bank of Boston, as Rights Agent (the Common Stock, together with the associated Rights being collectively herein referred to, unless the context otherwise requires, as the "Shares"), at a price of $17.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated September 10, 1996 (the "Offer to Purchase"), as amended and supplemented, including by the Supplement to the Offer to Purchase dated October 29, 1996 (the "Supplement"), and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer").

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares or 6.5% Convertible Subordinated Debentures Due 2003 of the Company ("Convertible Debentures") registered in your name or in the name of your nominees.

     Enclosed herewith are copies of the following documents:

          1. The Supplement dated October 29, 1996;

          2. The revised PINK Letter of Transmittal to be used by
     securityholders of the Company in accepting the Offer;
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          3. The revised BLUE Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such Shares (or certificates evidencing the Convertible Debentures that are convertible into Shares to be tendered) have not yet been issued, are not immediately available or time will not permit all required documents to reach ChaseMellon
     Shareholder Services, L.L.C. (the "Depositary") prior to the Expiration
     Date (as defined in the Supplement) or the procedure for book-entry transfer cannot be completed on a timely basis;

          4. A letter which may be sent to your clients for whose accounts you hold Shares or Convertible Debentures registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer;

          5. The Letter to Shareholders of the Company from the Chairman and Chief Executive Officer of the Company accompanied by the Company's amended Solicitation/Recommendation Statement on Schedule 14D-9; and

          6. A return envelope addressed to the Depositary.

     Upon the terms and subject to the conditions of the Offer, the Purchaser will accept for payment and pay for all Shares validly tendered prior to the Expiration Date and not theretofore withdrawn in accordance with the provisions set forth in Section 3 of the Offer to Purchase. Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) the certificates for Shares (or in the case of Shares being tendered by the delivery of certificates evidencing the Convertible Debentures as described in the Offer to Purchase, certificates for such Convertible Debentures) or timely confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Depositary's accounts at The Depository Trust Company or Philadelphia Depository Trust Company pursuant to the procedures set forth in the Offer to Purchase, (b) the Letter of Transmittal (or copy thereof), properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) and (c) any other required documents.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE THAT NUMBER OF SHARES THAT WOULD REPRESENT AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES ON A FULLY DILUTED BASIS ON THE DATE OF PURCHASE.

     PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 15, 1996, UNLESS THE OFFER IS EXTENDED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     The Purchaser will not pay for fees or commissions to any broker or dealer or other person (other than to the Dealer Manager and the Information Agent) for soliciting tenders of Shares pursuant to the Offer. You will be reimbursed upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your customers.

     The Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or copy thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates evidencing the tendered Shares (or in the case of holders of Convertible Debentures, certificates for the Convertible Debentures convertible into the tendered Shares) should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Offer to Purchase, the Supplement and the Instructions set forth in the Letter of Transmittal.

     If securityholders wish to tender Shares, but such securityholders are unable to forward their certificates or other required documents prior to the Expiration Date, a tender may be effected by
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following the guaranteed delivery procedures specified in the section entitled
"The Tender Offer--Procedures for Tendering Shares" of the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to Salomon Brothers Inc, the Dealer Manager, or D.F. King & Co., Inc., the Information Agent, at their respective addresses and telephone numbers set forth on the back cover page of the Supplement.

     Additional copies of the enclosed materials may be obtained by calling the Information Agent, D.F. King & Co., Inc., 77 Water Street, New York, NY 10005 at
(212) 269-5550 (Call Collect).

                                            Very truly yours,

                                            SALOMON BROTHERS INC

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, REVCO D.S., INC., THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE, THE SUPPLEMENT OR THE LETTER OF TRANSMITTAL.